Exhibit 99.7

JOINT FILING AGREEMENT

The undersigned hereby agree that the Amendment No. 2 to Schedule 13D with respect to the common shares of beneficial interest, $0.01 par value per share, of Tremont Mortgage Trust, dated as of April 29, 2021, is, and any further amendments thereto, signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

April 29, 2021
(Date)

TREMONT REALTY ADVISORS LLC

/s/ Matthew P. Jordan
(Signature)
Matthew P. Jordan, President and Chief Executive Officer
(Name/Title)

THE RMR GROUP LLC

/s/ Matthew P. Jordan
(Signature)
Matthew P. Jordan, Executive Vice President and Chief Financial Officer
(Name/Title)

THE RMR GROUP INC.

/s/ Matthew P. Jordan
(Signature)
Matthew P. Jordan, Executive Vice President and Chief Financial Officer
(Name/Title)

ABP TRUST

/s/ Matthew P. Jordan
(Signature)
Matthew P. Jordan, Treasurer
(Name/Title)

ADAM D. PORTNOY

/s/ Adam D. Portnoy
(Signature)